US High Yield Bond Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/25/02	Capital One Financial


Shares            Price         Amount
300,000		  $99.92	$299,760

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
 $0.60      N/A		 0.10%	            0.23%

Broker
First Boston Brokerage Co.

Underwriters of Capital One Financial


Underwriters			    Principal Amount
Credit Suisse First Boston Corp.      $141,000,000
J.P. Morgan Securities, Inc.	       141,000,000
Banc of America Securities LLC               6,000
Deutsche Banc Alex. Brown, Inc.              6,000
Lehman Brothers, Inc.                        6,000
Total     			      $300,000,000



US High Yield Bond Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/08/02	UCAR Finance, Inc.


Shares            Price         Amount
400,000		  $100.00	$400,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
 $0.60      N/A		 0.07%	            0.36%

Broker
First Boston Brokerage Co.

Underwriters of UCAR Finance, Inc.


Underwriters			    Principal Amount
Credit Suisse First Boston Corp.      $275,001,000
J.P. Morgan Securities, Inc.	       235,000,000
ABN AMRO Securities, Inc.               13,333,000
Fleet Securities                        13,333,000
Scotia Capital, Inc.                    13,333,000
Total     			      $550,000,000